EXHIBIT 10.2

VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2007, by and among ON SEMICONDUCTOR CORPORATION, a Delaware corporation (“Parent”), AMIS HOLDINGS, INC., a Delaware corporation (the “Company”) (only with respect to Section 2(b) hereof), and the undersigned stockholder (“Stockholder”) of the Company.

RECITALS

A. Concurrently with the execution and delivery hereof, Parent, Apple Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms ( the Merger, Merger Agreement and the transactions contemplated thereby referred to collectively as the “Proposed Transaction”).

B. Stockholder has sole voting power over such number of shares of each class of capital stock of the Company beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by Stockholder as is indicated on the signature page of this Agreement.

C. In consideration of the execution and delivery of the Merger Agreement by Parent and Merger Sub, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has sole voting power so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially reducing the economic benefits or risks of ownership.

“Shares” means (i) all outstanding shares of capital stock of the Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional outstanding shares of capital stock of the Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 7 below), in the case of each of clauses (i) and (ii) as to which (and only as to which) Stockholder has sole voting power; but in each case excluding shares of capital stock of the Company that, by virtue of Stockholder’s ownership of options or other convertible securities, are deemed to be beneficially owned by Stockholder pursuant to Rules 13d-3(d)(1)(i)(A) or (B) prior to the time at which Stockholder exercises such options or other convertible securities and receives the underlying capital stock of the Company.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except in connection with the Merger, Transfer any of the Shares, or enter into an agreement, commitment or other arrangement with respect thereto. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Stockholder may Transfer any or all of the Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations, so long as the transferee, prior to such Transfer executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such transfer).

(b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement. Each stock certificate evidencing Shares that is issued in the name of Stockholder on or after the date of this Agreement shall bear a legend indicating that such Shares are subject to the terms of this Agreement and any transferee of the Shares evidenced by the stock certificate takes the Shares subject to the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, each Stockholder will not commit any act that could restrict or affect such Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, each Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of the Proposed Transaction, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or could reasonably be expected, to otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Parent and each of its executive officers and any of them, in their capacities as officers of Parent (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval or dissent or disapproval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the matters described in Section 3 hereof is to be considered.

(b) Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. Notwithstanding this Section 4(c), the proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder shall retain at all times the right to vote the Shares in Stockholder’s sole discretion and without any other limitation on all matters other than those set forth in Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(e) Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. Action in Stockholder Capacity Only. Stockholder makes no agreement or understanding herein as a director or officer of the Company. Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing in this Agreement shall (or shall require any Stockholder to attempt to) limit or restrict any Stockholder who is a director or officer of the Company from acting in such capacity (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of the Shares).

6. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to Parent as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, in each case that would impair or adversely affect Stockholder’s ability to perform its obligations under this Agreement, other than those encumbrances which are in favor of the Company (provided Parent shall have been provided with copies of the relevant documentation related thereto) ; (ii) Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Stockholder agrees to notify Parent promptly of any additional shares of capital stock of the Company of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other Person (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery of this Agreement and the performance by Stockholder of Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d) Stockholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

7. Termination. This Agreement shall terminate (a) upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement, or (b) at any time upon notice by Parent to Stockholder (such date under (a) or (b) hereof constituting the “Expiration Date.”) No party hereto shall be relieved from any liability for breach of this Agreement by reason of any termination of this Agreement.

8. Confidentiality. Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Parent and the Company may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent and the Company, except for disclosures Stockholder’s counsel advises are necessary to fulfill any Legal Requirement, in which case Stockholder shall give notice of such disclosure to Parent and the Company as promptly as practicable so as to enable Parent and the Company to seek a protective order from a court of competent jurisdiction with respect thereto. Stockholder’s obligations pursuant to this Section 8 shall terminate at the time of the first public announcement by Parent or the Company of the existence of this Agreement.

9. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent, the Company and Stockholder.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Assignment and Successors. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, Stockholder’s estate and heirs upon the death of Stockholder;

provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Parent, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Parent under this Section 9(f) shall relieve Parent of its obligations under this Agreement. Any attempted assignment of this Agreement in violation of the foregoing shall be void and of no effect.

(g) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) Cooperation. Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that Parent and the Company may publish and disclose in the Form S-4 Registration Statement (including all documents and schedules filed with the SEC), Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an Exhibit to the Form S-4 Registration Statement or in any other filing made by Parent or the Company with the SEC relating to the Proposed Transaction.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent and the Company will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or the Company may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(k) Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or overnight courier service (cost prepaid); or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or to such other address or facsimile as a party may designate by notice to the other parties): (i) if to Parent or the Company, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or facsimile shown below Stockholder’s signature on the last page hereof.

(l) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(m) Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(n) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:	STOCKHOLDER:

By:	By:
Its:	Its:
Address:

Shares Beneficially Owned by Stockholder:

___________ shares of Company Common Stock

No shares of Company Preferred Stock

___________ Options to acquire Company Common Stock

COMPANY:

By:
Its: